SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 23, 2005
SOMERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27843 (Commission File Number)	77-0521878 (I.R.S. Employer Identification No.)

301 S. Northpoint Drive, Coppell, Texas (Address of principal executive offices)	75019 (Zip Code)
Registrant’s telephone number, including area code: (972) 304-5660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a) Acceleration of Certain Outstanding Options
     On December 23, 2005, the Human Resources Committee (the “Committee”) of the Board of Directors of Somera Communications, Inc. (the “Registrant”), approved the accelerated vesting of all unvested stock options having an exercise price of $1.25 per share or greater previously awarded to the Registrant’s employees, including certain executive officers under the Registrant’s equity compensation plans. No stock options held by any of the Registrant’s non-employee directors, Chief Executive Officer or consultants were subject to the acceleration. The acceleration of vesting will be effective for stock options outstanding as of December 23, 2005. Options to purchase approximately 3.1 million shares of common stock or 60.0% of the Registrant’s outstanding unvested options are subject to the acceleration (of which options to purchase approximately 1.4 million shares or 26.5% of the Registrant’s outstanding unvested options are held by the Registrant’s executive officers, excluding its Chief Executive Officer. The accelerated options have a range of exercise prices of $1.26 to $7.70 and a weighted average exercise price of $1.70.
     The Committee’s decision to accelerate the vesting of the affected options was based primarily upon the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which will require the Registrant to treat unvested stock options as compensation expense effective January 1, 2006. The Registrant believes that the acceleration of the vesting of these options will enable the Registrant to avoid recognizing stock-based compensation expense associated with these options in future periods’ consolidated statements of income, following the Registrant’s adoption of SFAS No. 123R on January 1, 2006. In addition, the decision to accelerate the vesting of stock options is expected to have a positive effect on employee morale and retention. The Registrant estimates that the pre-tax charge to be avoided by the acceleration of these 3.1 million options will be approximately $1.3 million. The Registrant believes that it will not be required to recognize any compensation expense in future periods associated with the affected options. However, there can be no assurance that the acceleration of vesting of these options may not result in some future compensation expense.
(b) Amendment to the 1999 Stock Option Plan
     Also on December 23, the Committee approved the amendment of the Registrant’s 1999 Stock Option Plan. The amendment is effective as of December 23, 2005. The 1999 Stock Option Plan, as amended, provides that future grants of incentive stock options shall be for a term of no more than five years.
     The 1999 Stock Option Plan, as amended, is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the description thereof contained herein is subject in all respects to the terms and provisions of such plan.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	1999 Stock Option Plan, as amended on December 23, 2005.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERA COMMUNICATIONS, INC.
By:	/s/ David W. Heard
David W. Heard
President and Chief Executive Officer

Date: December 30, 2005

Exhibit Index

Exhibit
Number	Description
10.1	1999 Stock Option Plan, as amended on December 23, 2005.

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